Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-111461 of Entergy Gulf States, Inc. on Form S-4 of our reports dated February 21, 2003, appearing in the Annual Report on Form 10-K of Entergy Gulf States, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
January 14, 2004